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                                                            EXHIBIT NO. 99.10(a)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 33-1657 on Form N-1A of our report dated July 30, 1999 on the financial statements and financial highlights of MFS/Foreign & Colonial Emerging Markets Equity Fund, MFS International Growth and Income Fund, and MFS International Growth Fund, a series of MFS Series Trust X, included in the 1999 Annual Report to Shareholders.



                                             ERNST & YOUNG LLP
                                             --------------------
                                             Ernst & Young LLP


Boston, Massachusetts
July 26, 1999